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                                                                    Exhibit 24.1

                               Power of Attorney
                   ServiceMaster Registration Statements/1/

I hereby appoint each of Vernon T. Squires or Steven C. Preston or Eric R. Zarnikow or Susan D. Baker or any other person occupying the office of General Counsel, Chief Financial Officer, Treasurer, or Secretary with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called by "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officership position) all or any one or more of the registration statements prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with any of the registration statements identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

     This Power of Attorney applies to the following registration statements which may be filed by ServiceMaster under the Securities Act of 1933: (i) a registration statement registering common stock to be sold by ServiceMaster in one or more public offerings, and (ii) a registration statement registering common stock to be sold by ServiceMaster stockholders in one or more public offerings. At the discretion of ServiceMaster's President and Chief Executive Officer, the registration of the common stock cited in clauses (i) and (ii) of the preceding sentence may be made by means of separate registration statements or a single registration statement.

     This instrument shall remain in effect until and unless I shall give written notice to ServiceMaster's President and Chief Executive Officer or ServiceMaster's General Counsel or ServiceMaster's Chief Financial Officer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation.

     This instrument shall be governed by the law of the State of Illinois.

Date:  March 20, 1998


                                          /s/ C. William Pollard
                                     -------------------------------
                                              C. William Pollard


                                           /s/ Carlos H. Cantu
                                     -------------------------------
                                               Carlos H. Cantu


                                           /s/ Charles W. Stair
                                     -------------------------------
                                               Charles W. Stair


                                          /s/ Phillip B. Rooney
                                     -------------------------------
                                              Phillip B. Rooney


                                         /s/ Paul W. Berezny, Jr.
                                     -------------------------------
                                             Paul W. Berezny, Jr.


                                           /s/ Henry O. Boswell
                                     -------------------------------
                                               Henry O. Boswell


                                           /s/ Brian Griffiths
                                     -------------------------------
                                               Brian Griffiths


                                           /s/ Sidney E. Harris
                                     -------------------------------
                                               Sidney E. Harris


                                           /s/ Herbert P. Hess
                                     -------------------------------
                                               Herbert P. Hess


                                           /s/ Michele M. Hunt
                                     -------------------------------
                                               Michele M. Hunt


                                         /s/ Gunther K. Knoedler
                                     -------------------------------
                                             Gunther K. Knoedler


                                          /s/ James D. McLennan
                                     -------------------------------
                                              James D. McLennan


                                          /s/ Vincent C. Nelson
                                     -------------------------------
                                              Vincent C. Nelson


                                          /s/ Dallen W. Peterson
                                     -------------------------------
                                              Dallen W. Peterson


                                         /s/ Steven S. Reinemund
                                     -------------------------------
                                             Steven S. Reinemund


                                          /s/ Burton E. Sorenson
                                     -------------------------------
                                              Burton E. Sorenson


                                           /s/ David K. Wessner
                                     -------------------------------
                                               David K. Wessner





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/1/ For registration for primary and secondary equity offering.